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                       SECURITIES AND EXCHANGE COMMISSION


                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                                 August 5, 2003
                                 Date of Report
                        (Date of earliest event reported)

                          SORRENTO NETWORKS CORPORATION
               (Exact name of Registrant as specified in charter)

                                    DELAWARE
                 (State or other jurisdiction of incorporation)

       0-15810                                          04-3757586
(Commission File No.)                       (IRS Employer Identification Number)

                               9990 Mesa Rim Road
                           San Diego, California 92121
                     (Address of Principal Executive Office)

                                 (858) 558-3960
              (Registrant's telephone number, including area code)




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ITEM 5.  OTHER EVENTS AND REGULATION FD DISCLOSURE

On August 5, 2003 Sorrento Networks Corporation issued a press release announcing the launch of a new product line for the video on demand transport market. A copy of the press release is furnished as Exhibit 99.1 to this report.

ITEM 12. RESULTS OF OPERATIONS AND FINANCIAL CONDITION

Also on August 5, 2003, Sorrento Networks Corporation issued a press release announcing that it expects to report revenues of approximately $4.3 million for the second quarter ended July 31, 2003, down approximately $800,000 from the second quarter of the prior year. Sorrento Networks Corporation stated that it will announce at a later time the date of the conference call to discuss full financial results for the second quarter of fiscal 2004. A copy of the press release is furnished as Exhibit 99.1 to this report.

This report contains forward-looking statements that are based on current expectations, estimates, forecasts and projections about the industries in which we operate, our beliefs and our management's assumptions. Words such as "expects," "anticipates," "targets," "goals," "projects," "intends," "plans," "believes," "seeks," "estimates" and variations of such words and similar expressions are intended to identify such forward-looking statements. These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions that are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or forecast in such forward-looking statements. For a list and description of such risks and uncertainties, see the reports filed by Sorrento Networks Corporation with the Securities and Exchange Commission.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

         (a) Not applicable
         (b) Not applicable
         (c) Exhibits      Description
             --------      -----------
             99.1          Press Release dated August 5, 2003.




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SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                   SORRENTO NETWORKS CORPORATION

DATE:      August 12, 2003                         By: /s/ Joe R. Armstrong
                                                       -------------------------
                                                       Joe R. Armstrong,
                                                       Chief Financial Officer